                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to (i) the use of our report dated February 5, 1999 with respect to the financial statements of AutoCyte, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and for the period from November 22, 1996 through December 31, 1996, and (ii) the use of our report dated June 13, 1997, with respect to the financial statements of the Cytology and Pathology Automated Business of Roche Imaging Analysis Systems, Inc., as of December 31, 1995 and November 21, 1996 and for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 through November 21, 1996 included in the Registration Statement (Form S-1) and related Prospectus of AutoCyte, Inc. for the registration of 1,400,000 shares of its common stock.



                                                        /s/ Ernst & Young LLP
                                                        ---------------------

Raleigh, North Carolina
July 1, 1999